UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2020

GlobalSCAPE, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	GSB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 12, 2020, GlobalSCAPE, Inc. (the “Company”) issued a press release announcing that its annual meeting of stockholders scheduled for and convened on May 12, 2020 (the “Original Meeting”), has been adjourned to May 26, 2020 at 9:00 a.m. Central Time (the “Adjourned Meeting”). In light of the restrictions on in-person meetings in the City of San Antonio at the present time, the Company determined to adjourn the meeting to provide stockholders the opportunity to attend the meeting in person at a later date following the lifting of the City of San Antonio’s current stay-at-home order related to the COVID-19 pandemic.The Adjourned Meeting will be held on May 26, 2020, at 9:00 a.m. Central Time, at the Company’s headquarters, located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. A quorum was present for the authorization of the Original Meeting and, as of the date and time of the Original Meeting, there were sufficient proxies to approve the Company’s proposals presented at the meeting.

A copy of the press release is attached as Exhibit 99.1 and is filed as part of this Current Report on Form 8-K.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Adjourned Meeting to be held on May 26, 2020. In connection with the Adjourned Meeting, the Company has filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on March 30, 2020. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Adjourned Meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to the Company’s Secretary. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Adjourned Meeting. Information regarding the Company’s directors and executive officers and any persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the Adjourned Meeting is set forth in the definitive proxy statement filed with the SEC on March 30, 2020, available free of charge at the SEC’s website at www.sec.gov, and by mail at: 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated May 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: May 12, 2020	By:	/s/ Karen J. Young
		Name:	Karen J. Young
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 12, 2020.